Exhibit 16.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement ("the Agreement"), dated as of the 30th day of June 2025, is by and between:

Party-1: TRIBAL RIDES INTERNATIONAL CORP., 26060 Acero, Mission Viejo, CA, 92691, a Nevada Corporation (the "Company"); and

Party-2: SUPA Food Services LLC, a Delaware limited liability company, 530 Technology Drive, Suite 100, Irvine, CA 92618 ("Target" or "SUPA").

Party-1 and Party-2 are referred to individually and jointly in the Agreement as a "Party" or "Parties" with reference to the following:

RECITALS:

A. The Company is prepared to acquire approximately 100.00% of the issued and outstanding shares of capital stock in Target;

B. Target is 100% owned by Selling Shareholders ("SUPA MEMBER(S)");

C. The Company has issued capital stock of 39,935,500 shares of $0.00001 par value common stock, with 500,000,000 common shares authorized and zero preferred shares authorized. The shares of common stock of the Company are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are publicly traded on the Expert Markets of the OTC Markets (“OTC”) under the symbol “XNDA.” Upon the Closing (as defined below in Section 1.2.1), the Company will issue 250,000,000 shares of its common stock to the SUPA Member (s) in exchange for all membership interests of Target, representing one hundred percent (100%) of the issued and outstanding capital stock of SUPA.

D. All “$” means United States Dollars herein, unless specifically indicated otherwise;

E. It is the intention of the Parties that: (i) the issuance and exchange of the respective shares of the Parties hereunder shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) that said exchange shall qualify as a transaction in “securities” exempt from registration or qualification under the United States Securities Act of 1933, as amended and in effect on the Closing of this Agreement (the “Securities Act”); and

F. The Parties agree that the Annexes hereto shall be “Exhibits” to this Agreement. Though the documents or information mentioned in the Annexes shall not be “Exhibits” to the Agreement, they shall be integral to the representations and warranties of the respective Parties in all respects and made a part hereof for all such purposes.

NOW, THEREFORE, the Parties hereto agree as follows:

1.	ARTICLE 1

THE TRANSACTION

1.1. At the Closing, a minimum of 100.00% of membership interest of Target shall be acquired by the Company, being all membership interests of Target, in exchange for 250,000,000 newly issued “restricted” common shares of the Company to be issued to SUPA MEMBER(S) and which shall represent the full and complete consideration paid under this Agreement for the 100.00% acquisition of Target (the "Consideration").

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1.2. At the Closing, Target will become a majority-owned subsidiary of the Company.

1.3. At the Closing, SUPA MEMBER(S) will transfer to the Company a minimum of 100.00% of the shares of stock in Target, and all of such shares shall be transferred to the Company free and clear from all security interests, liens, judgments, or other encumbrances, such that the Company shall then become the 100.00% owner of all issued and outstanding shares of Target. SUPA MEMBER(S) shall exchange their certificates representing Target shares for the Company Shares by delivering such stock certificates to the Company duly executed and endorsed in the blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed (unless waived by the Company), and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto with appropriate instructions to authorize the Company’s transfer agent to exchange Company Shares for Target Shares.

1.4. At the Closing, SUPA MEMBER(S) will arrange for the signing and delivery of all auxiliary documents substantially similar to those described in the Closing Memorandum (Annex A) of this Agreement and other legal documents as may become needed to conclude the transaction in the State of California and perfect it in such other jurisdictions where the Company may have its interests in, including but not limited to, other states in the United States of America and elsewhere.

1.5. At the Closing, the Company shall deliver the Consideration in accordance with this Agreement to SUPA MEMBER(S) such that SUPA MEMBER(S) shall receive 400 million shares of the Company’s common stock for all membership interests of Target‘s stock.

1.6. The Company Shares issued and delivered to SUPA MEMBER(S) shall be subject to resale restrictions imposed pursuant to the Securities Act and thus restricted for at least twelve (12) months from the date on which the Company files all of its Form 10 Information with the U.S. Securities and Exchange Commission following the date of issuance.

1.7. SUPA MEMBER(S) acknowledges that the Company Shares are being issued pursuant to an exemption from the registration requirements promulgated by the U.S. Securities and Exchange Commission and agrees to abide by all applicable resale restrictions and hold periods imposed by applicable securities legislation.

2.	ARTICLE 2

THE CLOSING

2.1 The Closing of the Agreement (the “Closing) shall take place on or before June 30, 2025 USA EST and subject to the conditions to the Closing set forth in this Agreement having been satisfied or waived, or at such other time and date as the Parties hereto shall agree in writing (the "Closing Date"), simultaneously at the offices of Target 530 Technology Drive, Suite 100, Irvine, CA 92618 and the offices of The Company and electronically as required. The parties will use their good faith efforts to attempt to close the transaction on June 30, 2025, or as soon thereafter as reasonably practicable, provided, however, that the record date for the stock issued hereunder shall be June 30, 2025.

3.	ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Target that:

3.1 The Company shall deliver to Target on or before the Closing of each of the following:

(a) Financial Statements. Financial statements for the fiscal years ended December 31, 2024, and 2023, including, but not limited to, balance sheets and profit and loss statements, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of the Company at the date or dates thereof. (Annex B).

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3.2 Organization, Standing, and Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite corporate power to own or lease its properties and carry on its business as it is now being conducted.

3.3 Qualification. The Company is duly qualified and is licensed as a Nevada corporation authorized to do business in each jurisdiction wherein it conducts its business operations.

Capitalization of the Company. On the Closing Date, immediately before the Closing, the Company shall have 439,935,500 shares of common stock, $0.00001 par value per share issued;

3.4 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including, but not limited to, duly and validly authorized action and approval by the Board of Directors on the part of the Company. This Agreement constitutes the valid and binding obligation of the Company and is enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. The Company has duly executed this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of the Company's Certificates and Articles of Incorporation or Bylaws or of any other document of organization, agreement, court order or instrument to which the Company is a party or bound by.

3.5 Absence of Undisclosed Liabilities. The Company has no material liabilities of any nature, whether fixed, absolute, contingent, or accrued, which were not reflected on the financial statements set forth in Annex B or otherwise disclosed in this Agreement or any of the Annexes delivered hereunder or Exhibits attached hereto.

3.6 Absence of Changes. Since December 31, 2024, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, or business of the Company, except for changes occurring in the ordinary course of business, and those changes contemplated by this Agreement.

3.7 Tax Matters. All taxes and other assessments and levies that the Company is required by applicable law to withhold or to collect have been duly withheld and collected and have been paid over to the proper government authorities or are held by the Company in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods, and further, the representations and warranties as to the absence of undisclosed liabilities contained in Section 3.5 Includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all United States federal, state, or local, and foreign income, profit, franchise, sales, use, and property taxes) due or to become due, incurred in respect of or measured by the Company's income or business prior to the Closing Date.

3.8 Options, Warrants, Etc. Except as otherwise described in Section 4.8, there are no outstanding options, warrants, calls, commitments, or agreements of any character to which the Company is a party or by which the Company is bound or is a party, calling for the issuance of shares of capital stock of the Company or any securities representing the right to purchase or otherwise receive any such capital stock of the Company.

3.9 Brokers and Finders. The Company shall be solely responsible for payment to any broker or finder retained by the Company for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated herein.

3.10 Accuracy of Information. No representation or warranty by the Company contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Party 2 pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Annexes and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

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3.11 Subsidiaries. The Company does not have any other subsidiaries or own capital stock representing 10% or more of the issued and outstanding stock of any other corporation.

3.12 Consents. Except as specifically listed, no consent or approval of, or registration, qualification, or filing with, any governmental authority or other person is required to be obtained or accomplished by the Company or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.13 Improper Payments. Neither the Company nor any person acting on behalf of the Company has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of the Company (b) any customer, supplier or competitor of the Company or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing

3.14 business for the Company or (c) any political party or any candidate for elective political office, nor has any fund or other asset of the Company been maintained that was not fully and accurately recorded on the books of account of the Company.

3.15 Copies of Documents. The Company has made available for inspection and copying by Party 2 and its or his duly authorized representatives and will continue to do so at all times true and correct copies of all documents that it has filed with the U.S. Securities and Exchange Commission (“SEC”) and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by the Company with the SEC and all other governmental agencies, including, but not limited to, the United States Internal Revenue Service, have contained information that is true and correct, to the best knowledge of the Board of Directors of the Company, in all material aspects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of the Company or adversely affect the objectives of this Agreement with respect to Target including, but not limited to, the issuance and subsequent trading of the shares of common stock of the Company to be received hereby, subject to compliance by the shareholders with applicable securities laws, rules, and regulations.

3.16 Environmental Compliance. Except in compliance with Environmental Laws, the Company has not caused or permitted, and the Company does not know, any material release or disposal by any person of any hazardous substance on or from any premises formerly or presently used in the business. All hazardous substances generated, handled, stored, treated, processed, transported, or disposed of in the course of the business have been generated, handled, stored, treated, processed, transported, or disposed of in all material respects, in compliance with applicable Environmental Laws and any environmental permits.

4.	ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF TARGET

Party 2, on behalf of Target and any beneficial or nominal owner of Target, in all material respects and as may be applicable to complete the acquisition of Target by the Company, hereby represents and warrants to the Company as follows:

4.1 Party 2 shall deliver to the Company, on or before the Closing, the following, accompanied by English language translation:

(a) Financial Statements. Financial statements of Target for the period from inception to December 2024, prepared in accordance with US generally accepted accounting (GAAP) principles, and which fairly present the financial condition of Target at the date thereof.

(b) Shareholders. A complete list of all persons or entities holding capital stock or participatory interest of Target or any rights to subscribe for, acquire, or receive shares of the capital stock of Target (whether warrants, calls, options, or conversion rights), including copies of all stock option plans, whether qualified or nonqualified, and other similar agreements.

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4.2 Organization, Standing, and Power. Target is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. It possesses all the requisite corporate power to own or lease its properties and conduct its business as it is currently being conducted.

4.3 Qualification. Target is duly qualified and licensed as a foreign corporation authorized to conduct business in each jurisdiction where it operates. Such jurisdictions are the only jurisdictions in which Target is duly qualified and licensed as a foreign corporation

4.4 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors or other required persons on behalf of Target, and by SUPA MEMBER(S). This Agreement constitutes the valid and binding obligation of Target and SUPA MEMBER(S), enforceable against Target and each Participant 1 through 15 in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed, as applicable, by Target and SUPA MEMBER(S), and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Target's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Target or SUPA MEMBER(S) is a party or bound.

4.5 Absence of Undisclosed Liabilities. Target has no material liabilities of any nature, whether fixed, absolute, contingent, or accrued, which were not reflected on the financial statements or otherwise disclosed in this Agreement or any of the Annexes or Exhibits attached hereto.

4.6 Absence of Changes. Since the period from inception through December 31, 2024, and to the date hereof, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, or business of Target, except for changes resulting from completion of those transactions contemplated herein.

4.7 Tax Matters. All taxes and other assessments and levies that Target is required by applicable law to withhold or to collect have been duly withheld and collected and have been paid over to the proper government authorities or are held by Target in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods, and further, the representations and warranties as to the absence of undisclosed liabilities contained in Section 4.5 include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, provincial, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Target income or business prior to the Closing Date.

4.8 Options, Warrants, etc. Except as otherwise described, there are no outstanding options, warrants, calls, commitments, or agreements of any character to which Target or its shareholders are a party or by which Target or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Target or any securities representing the right to purchase or otherwise receive any such capital stock of Target.

4.9 Title to Assets. Except for liens set forth in the financial statements, Target is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the Annexes as owned by them, and all other property and assets are free and clear of all mortgages, liens, pledges, charges, or encumbrances of any nature whatsoever.

4.10 Agreements in Force and Effect. Except as disclosed, Target has not breached any material provision of and is not in default in any material respect under the terms of any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise, or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Target.

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4.11 Legal Proceedings, Etc. Except as disclosed, there are no civil, criminal, administrative, arbitration, or other such proceedings or investigations pending or, to the knowledge of the Parties, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business, or income of Target. Target has substantially complied with and is not in default in any material respect under any laws, ordinances, requirements, regulations, or orders applicable to its businesses.

4.12 Governmental Regulation. To the knowledge of the Parties, Target is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ, or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Target.

4.13 Broker and Finders. Party 2 shall be solely responsible for payment to any broker or finder retained by Party 2 for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated herein.

4.14 Accuracy of Information. No representation or warranty by SUPA MEMBER(S) contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to the Company pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Annexes and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.15 Subsidiaries. Except as disclosed, Target does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

4.16 Consents. Except as disclosed, no consent or approval of, or registration, qualification, or filing with, any other governmental authority or other person is required to be obtained or accomplished by Target in connection with the consummation of the transactions contemplated hereby.

4.17 Improper Payments. No person acting on behalf of Target has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Target, or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Target been maintained that was not fully and accurately recorded on the books of account of Target.

4.18 Copies of Documents. Target has made available for inspection and copying by the Company and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with any governmental agencies that are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Target with governmental agencies, including but not limited to any taxing authority, have contained information that is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Target or adversely affect the objectives of this Agreement.

4.19 Status of Target’s Shares. SUPA MEMBER(S) represents individually as to all of the shares of Target capital stock owned by the said shareholder, that the shares are owned free and clear of all security interests, liens, judgments, and other encumbrances, and will be transferred to the Company at the Closing free and clear from all security interests, liens, judgments, and other encumbrances.

4.20 Sophisticated Investors. SUPA MEMBER(S) is a sophisticated investor, able to understand the merits and risks of entering into this Agreement and consummating the transactions contemplated herein, and has had access to all information concerning the Company, its assets, liabilities, and business that SUPA MEMBER(S) believes is material to their respective investment decisions.

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4.21 Environmental Compliance. Except in compliance with Environmental Laws, Target has not caused or permitted, and Target does not know, any material release or disposal by any person of any hazardous substance on or from any premises formerly or presently used in the business. All hazardous substances generated, handled, stored, treated, processed, transported, or disposed of in the course of the business have been generated, handled, stored, treated, processed, transported, or disposed of in all material respects, in compliance with applicable Environmental Laws and any environmental permits.

5.	ARTICLE 5

CONDUCT AND TRANSACTIONS PRIOR TO THE

EFFECTIVE TIME OF THE SHARE EXCHANGE

5.1 Parties’ Conduct and Transactions. During the period from the date hereof to the date of Closing, the Parties shall cause the Company and Target to:

(a) Conduct their operations in the ordinary course of business, including but not limited to paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed, and paying all taxes due;

(b) Maintain their records and books of account in a manner that fairly and correctly reflects their income, expenses, assets, and liabilities;

5.2 The Company Conduct and Transactions. Except as otherwise provided for in this Agreement, the Company shall not, during such period, except in the ordinary course of business, without the prior written consent of Target:

(a) Except as otherwise contemplated or required by this Agreement, sell, dispose of, or encumber any of its properties or assets;

(b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock, except as provided herein in Recital C, and Sections 7.1;

(d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000, other than in the ordinary course of business, excluding such payment as may be required for completion and the closing of the transactions described in this Agreement;

(f) Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party, excluding the transactions contemplated by this Agreement;

(g) Make any material change in its insurance coverage;

(h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except in accordance with existing employment contracts;

(i) Enter into any agreement or make any commitment to any labor union or organization;

(j) Make any capital expenditures, excluding the transactions contemplated by this Agreement.

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5.3 Conduct and Transactions of Target. During the period from the date hereof to the date of Closing, Target shall:

(a) Obtain an Investment Letter from each of the beneficiary shareholders or owners of Target in a form substantially like that attached hereto as Exhibit “B.”

(b) Target’s operations are conducted in the ordinary course of business.

5.4 Except as otherwise provided for in this Agreement, Target shall not, during such period, except in the ordinary course of business, without the prior written consent of the Company:

(a) Except as otherwise contemplated or required by this Agreement, sell, dispose of, or encumber any of the properties or assets of Target;

(b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000, other than in the ordinary course of business;

(f) Except as otherwise contemplated and required by this Agreement, incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party, other than in the ordinary course of business;

(g) Make any material change in its insurance coverage;

(h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except in accordance with existing employment contracts;

(i) Enter into any agreement or make any commitment to any labor union or organization;

(j) Make any material capital expenditures.

(k) Unless contemplated by this Agreement, any of the foregoing actions can be taken by any subsidiary of Target.

6.	ARTICLE 6

RIGHTS OF INSPECTION

6.1 During the period from the date of this Agreement to the Closing Date, the Company and Target agree to use their best efforts to give the other Party, including its representatives and agents, full access to the premises, books, and records of each of the Parties, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any Annex or Exhibit hereto, with respect to the business and properties of the Company or Target or otherwise as may be necessary for the completion of the transactions contemplated hereby, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations:

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1) they shall be conducted in such a manner as not to unreasonably interfere with the operation of the business of the other Parties and

2) Such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective Parties hereunder. In the event of termination of this Agreement, the Company and Target will each return to the other all documents, work papers, and other materials obtained from the other Party in connection with the transactions contemplated hereby and will take such other steps necessary to protect the confidentiality of such material.

7.	ARTICLE 7

CONDITIONS TO CLOSING

7.1 Conditions to Obligations of Target. The obligations of Target to perform this Agreement are subject to the satisfaction of the following conditions on or before the Closing, unless waived in writing.

(a) Representations and Warranties. There shall be no information disclosed in the Annexes delivered by SUPA MEMBER(S), which, in the opinion of the Company, would materially adversely affect the proposed transaction and intent of the Parties as set forth in this Agreement. The representations and warranties of SUPA MEMBER(S) set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. The SUPA MEMBER(S) shall have, in all material respects, performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing, and SUPA MEMBER(S) shall have complied in all material respects with the course of conduct required by this Agreement.

(c) Corporate Action. SUPA MEMBER(S) shall have furnished minutes, certified copies of corporate resolutions, and/or other documentary evidence satisfactory to the Company that SUPA MEMBER(S) has submitted with this Agreement and any other documents required hereby to such Parties for approval as provided by applicable law.

(d) Consents. Execution of this Agreement by the shareholders of Target and any consents necessary for or approval of any Party listed on any Annex whose consent or approval is required pursuant thereto shall have been obtained.

(e) Statutory Requirements. All statutory requirements for the valid consummation by SUPA MEMBER(S) of the transactions contemplated by this Agreement shall have been fulfilled.

(f) Governmental Approval. All authorizations, consents, approvals, permits, and orders of all federal and state governmental agencies required to be obtained by SUPA MEMBER(S) for consummation of the transactions contemplated by this Agreement shall have been obtained.

(g) Changes in Target's financial condition. There shall not have occurred any material adverse change in the financial condition or the operations of the business of Target, except expenditures in furtherance of this Agreement, and excluding the transactions contemplated by this Agreement.

(h) Absence of Pending Litigation. Target is not engaged in or threatened with any suit, action, legal, administrative, or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(i) Authorization for Issuance of Stock. The Company shall have received a letter in form and substance satisfactory to it, instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Target to issue stock certificates representing ownership of Target common stock to the Company in accordance with the terms of this Agreement.

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7.2Conditions or Obligations on behalf of The Company

(a) Representations and Warranties. There shall be no information disclosed in the Annexes delivered by the Company that, in the opinion of the SUPA MEMBER(S), would materially adversely affect the proposed transaction and intent of the Parties as set forth in this Agreement. The representations and warranties set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. Company shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing, and Company shall have complied in all respects with the course of conduct required by this Agreement.

(c) Statutory Requirements. All statutory requirements for the valid consummation by SUPA MEMBER(S) and of the transactions contemplated by this Agreement shall have been fulfilled.

(d) Governmental Approval. All authorizations, consents, approvals, permits, and orders of all federal and state governmental agencies required to be obtained by the Company for consummation of the transactions contemplated by this Agreement shall have been obtained.

(e) Absence of Pending Litigation. The Company is not engaged in or threatened with any suit, action, legal, administrative, or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

8.	ARTICLE 8

MATTERS SUBSEQUENT TO CLOSING

8.1 Covenant of Further Assurance. The Parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts, and other instruments and shall take or cause to be taken such further or other actions as the other Party or Parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

9.	ARTICLE 9

NATURE AND SURVIVAL OF REPRESENTATIONS

9.1 All statements contained in any written certificate, Annex, exhibit, or other written instrument delivered by the Company or Target or otherwise pursuant hereto, or otherwise adopted by the Company, by its written approval, or by Target by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Company or Target, as the case may be. All representations, warranties, and agreements made by either Party shall survive for two years, or until the discovery of any claim, loss, liability, or other matter based on fraud, if longer, but not longer than three years from the date hereof.

10.	ARTICLE 10

TERMINATION OF AGREEMENT

AND ABANDONMENT OF THE MERGER

10.1 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a) By mutual written consent of the Parties.

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(b) By the Board of Directors of the Company, if any of the conditions set forth in Section 7.1 shall not have been satisfied by the Closing Date.

(c) By Target, if any of the conditions set forth in Section 7.1 shall not have been satisfied by the Closing Date.

10.2 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event that this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 Hereof, this Agreement shall become void and of no force and effect, and there shall be no liability on the part of any of the Parties hereto or their respective directors, officers, shareholders, or controlling persons to each other. Each Party hereto will pay all costs and expenses incident to its or its counsel's negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses, and disbursements of counsel.

11.	ARTICLE 11

EXCHANGE OF SHARES

11.1 Exchange of Shares. At the Closing, the Company shall issue a letter to the transfer agent of the Company, accompanied by a copy of the resolution of the Board of Directors of the Company, authorizing and directing the issuance of the Company's shares as contemplated by this Agreement. At the Closing, SUPA MEMBER(S) shall deliver his/her/its share certificate representing all of the shares of Target’s capital shares being transferred to the Company, duly endorsed in blank.

11.2 Restrictions on Shares Issued to SUPA MEMBER(S). Due to the fact that SUPA MEMBER(S) will receive shares of the Company’s common stock in connection with the acquisition, which has not been registered under the Securities Act by virtue of the exemption provided in Section 4(2) of the Securities Act and SEC Rule 506 or SEC Regulation S, stock certificates representing those shares of the Company will contain the following legend or a reasonable facsimile thereof:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is required.”

12.	ARTICLE 12

MISCELLANEOUS

12.1 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of California, excluding the conflicts of laws.

12.2 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the Parties' last known addresses, which are currently located at the addresses in the recitals of descriptions in this Agreement.

12.3 Amendment and Waiver. The Parties hereby may, by mutual agreement in writing signed by each Party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the Party, which is entitled to the benefits thereof; such waiver right shall include, but not be limited to, the right of either Party to:

(a) Extend the time for the performance of any of the obligations of the other;

(b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

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(c) Waive compliance by the other with any of the covenants contained in this Agreement and performance of any obligations by the other; and

(d) Waive the fulfillment of any condition that is precedent to the performance by the Party, waiving any of its obligations under this Agreement. Any writing on the part of a Party relating to such amendment, extension, or waiver as provided in this Section 12.3 Shall be valid if authorized or ratified by the Board of Directors of such Party.

12.4 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by the Company or Target shall not constitute a waiver of the right to pursue other available remedies.

12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. A facsimile signature or email of a PDF file of a signature shall be accepted and deemed to be a valid execution of this Agreement.

12.6 Benefit. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and the Target, as well as their participants and shareholders.

12.7 Entire Agreement. This Agreement and the Annexes and Exhibits attached hereto represent the entire agreement of the undersigned regarding the subject matter hereof and supersedes all prior written or oral understandings or agreements between the Parties; provided, however, the Annexes shall not be considered “Exhibits” to this Agreement.

12.8 Each Party to Bear its Own Expense. The Company and Target shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.9 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Party-1: TRIBAL RIDES INTERNATIONAL CORP.

/s/ Adam Clode

By: Adam Clode, Director and CEO

Party-2: SUPA FOOD SERVICES LLC

/s/ Imran Firoz

BY: Imran Firoz, Managing Partner

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ANNEX A

SHARE EXCHANGE AGREEMENT

CLOSING MEMORANDUM

The Closing of the SHARE EXCHANGE AGREEMENT Preparation shall be conditional on the signing and execution of the following documents and such other documents required by the Share Exchange Agreement:

1.	Master Agreement: SHARE EXCHANGE AGREEMENT.

2.	Auxiliary Agreement 1. Any stock power or other document necessary or desirable to transfer Target's shares to the company from SUPA MEMBER(S).

3.	The delivery of such other documents as are required hereunder.

4.	The delivery of the stock certificates issued by Target, which represent all of the issued and outstanding shares of Target, which shares are being transferred to the Company pursuant to this Agreement, duly endorsed by each Participant.

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